AGREEMENT RELATING TO THE NUMBER OF TRUSTEES OF
                        THE STANLEY H. DURWOOD FOUNDATION


     This Agreement is made effective the 31st day of October,  2002, by CHARLES
J. EGAN, JR., as Trustee of THE STANLEY H. DURWOOD FOUNDATION under Trust Indenture dated April 27, 1999, and THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, as sole Beneficiary of THE STANLEY H. DURWOOD FOUNDATION.

     WHEREAS, Stanley H. Durwood, as Grantor, established THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Durwood Foundation") under Trust Indenture dated April 27, 1999, and named himself, RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. as Trustees;

     WHEREAS, Stanley H. Durwood died on July 14, 1999, leaving RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. as the sole surviving Trustees of the Durwood Foundation;

     WHEREAS, RAYMOND F. BEAGLE, JR., CHARLES J. EGAN, JR. and THE GREATER KANSAS CITY COMMUNITY FOUNDATION amended the Trust Indenture dated April 27, 1999, by the First Amendment thereto dated March 2, 2000, and the Second Amendment thereto effective as of October 30, 2002 (collectively, the "Trust Indenture");

     WHEREAS, RAYMOND F. BEAGLE, JR. has resigned as Trustee of the Durwood Foundation, such resignation effective as of October 31, 2002, and CHARLES J. EGAN, JR. will be the sole acting Trustee of the Durwood Foundation as of the effective date of such resignation;

     WHEREAS, Paragraph 5(b) of the Trust Indenture provides that a minimum of one (1) Trustee shall serve for the Durwood Foundation under the Trust Indenture and that the number of Trustees for the Durwood Foundation can be increased or decreased by THE GREATER KANSAS CITY COMMUNITY FOUNDATION with the consent of the Trustees of the Durwood Foundation who are then serving; and

     WHEREAS,  CHARLES  J. EGAN,  JR.  and THE  GREATER  KANSAS  CITY  COMMUNITY
FOUNDATION have concluded that it is in the best interests of the Durwood Foundation for one (1) Trustee rather than two (2) Trustees to serve for the Durwood Foundation.

     NOW, THEREFORE, in consideration of the premises, CHARLES J. EGAN, JR. and THE GREATER KANSAS CITY COMMUNITY FOUNDATION hereby agree as follows:

                                     ITEM I

     The vacancy in the office of Trustee resulting from RAYMOND F. BEAGLE, JR.'s resignation shall not be filled. As of the effective date of the resignation of RAYMOND F. BEAGLE, JR., the Durwood Foundation shall have one (1) Trustee, namely, CHARLES J. EGAN, JR.

                                     ITEM II

     At such time as the Durwood Foundation does not own any securities (including but not limited to Voting Trust Certificates) of AMC Entertainment Inc., CHARLES J. EGAN, JR. (if then living and competent and if serving as a Trustee of the Durwood Foundation) and THE GREATER KANSAS CITY COMMUNITY FOUNDATION agree to appoint RAYMOND F. BEAGLE, JR. (if then living and competent) as Trustee of the Durwood Foundation and to increase the number of Trustees of the Durwood Foundation to two (2).

     IN WITNESS WHEREOF, CHARLES J. EGAN, JR. and THE GREATER KANSAS CITY COMMUNITY FOUNDATION hereby execute this Agreement to be effective the day and year first above written.

                                               /s/ Charles J. Egan, Jr.
                                               Charles J. Egan, Jr., Trustee


                                                     THE GREATER KANSAS CITY
                                                     COMMUNITY FOUNDATION


                                                By: /s/ Janice C. Kreamer
                                                    Janice C. Kreamer, President
 ATTEST:

Richard Green
Secretary

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



STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 5 day of November, 2002, at my office in said County and State, before me, the undersigned, a notary public, personally appeared CHARLES J. EGAN, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                                                     /s/ Margaret A. Mitchell
                                                     Notary Public
My Commission Expires:

March 10, 2003



STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 30 day of October, 2002, before me, the undersigned, a Notary Public within and for said County and State, personally appeared JANICE C. KREAMER, to me personally known, who being by me duly sworn, did say that she is the President of THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.


                                                     /s/ Jennifer A. Jones
                                                     Notary Public
My Commission Expires:

July 1, 2006

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